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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


             We consent to the incorporation by reference in the registration statements of Abercrombie & Fitch Co. on Form S-8, Registration Nos. 333-15941, 333-15943, 333-15945, 333-60189 and 333-60203 of our report dated February 16,
1999, on our audits of the consolidated financial statements of Abercrombie & Fitch Co. and Subsidiaries as of January 30, 1999 and January 31, 1998, and for the fiscal years ended January 30, 1999, January 31, 1998 and February 1, 1997, which report is included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

Columbus, Ohio
April 22, 1999